                                                                   Exhibit 4(v)


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of the 23rd day of March, 2001 (this "Amendment"), is made among MARKEL NORTH AMERICA, INC., a Virginia corporation formerly known as Markel Corporation (the "Borrower"), MARKEL CORPORATION, a Virginia corporation formerly known as Markel Holdings, Inc. ("Holdings"), the banks and financial institutions listed on the signature pages thereof or that became parties thereto after the date thereof (collectively the "Lenders"), and FIRST UNION NATIONAL BANK (the "Agent").

                                    RECITALS

     A. The Borrower, Holdings, the Agent and the Lenders are parties to a Credit Agreement, dated as of December 21, 1999 (as three times amended by Amendments, dated February 4, 2000, March 17, 2000 and August 3, 2000, the "Credit Agreement"), providing for the availability of a revolving credit facility to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     B. The Borrower has notified the Agent that it intends to undertake a corporate reorganization pursuant to which, among other things, the following shall occur (the "Reorganization"): (i) the Target will create a new holding company Subsidiary, (ii) Terra Nova UK shall transfer the Capital Stock of most of its Subsidiaries to the Target which shall then contribute such capital stock to its new holding company Subsidiary, and (iii) the Target shall transfer the Capital Stock of Terra Nova UK to Holdings so that Terra Nova UK shall be a direct Subsidiary of Holdings.

     C. The Borrower has requested that the Agent and the Lenders agree to amend the Credit Agreement (1) to treat, for purposes of the representations, warranties, covenants and other terms of the Credit Agreement, Terra Nova UK and its Subsidiaries after the Reorganization as if they are Subsidiaries of the Target, and (2) to make certain amendments to the Credit Agreement. The Borrower also desires to prepay in part the Loans and terminate in part the Commitments. The Agent and the Lenders are willing to make the amendments set forth herein in accordance with the terms hereof.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                   AMENDMENTS EFFECTIVE AS OF THE DATE HEREOF

     1.1 Definitions.

     (a) New Definitions. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions of "Fourth Amendment," "Fourth Amendment Date" and "Rating Agencies" in appropriate alphabetical order:

                 "Fitch" shall mean Fitch, Inc. and any successor thereto.

                 "Fourth Amendment" shall mean the Fourth Amendment to Credit Agreement, dated as of March ___, 2001. between the Borrower, Holdings, the Agent and the Lenders.

                 "Fourth Amendment Date" shall mean the date of the Fourth Amendment.

                 "Rating Agencies" shall mean Standard & Poor's, Fitch and Moody's.

     (b) Deleted Definition. The definition of Duff & Phelps is deleted in its entirety.

     (c) Available Dividend Amount. The definition of "Available Dividend Amount" shall be amended and restated as follows:

                 "Available Dividend Amount" shall mean, with respect to any U.S. Insurance Subsidiary for any fiscal year, the aggregate maximum amount of dividends that is permitted by the Insurance Regulatory Authority of its jurisdiction of domicile, under Applicable Law (without the necessity of any consent, approval or other action of such Insurance Regulatory Authority involving the granting of permission or the exercise of discretion by such Insurance Regulatory Authority), to be paid by such U.S. Insurance Subsidiary to the Borrower or another Subsidiary of the Borrower during such fiscal year (whether or not any such dividends are actually paid).

     (d) Statutory Capital and Surplus. The definition of "Statutory Capital and Surplus" shall be amended and restated as follows:

                 "Statutory Capital and Surplus" shall mean, as to any Insurance Subsidiary, the "surplus as regards policyholders" as of the end of each of its fiscal quarters, as reported on line 27, column 1, page 3 of the Annual Statement of such Insurance Subsidiary in the case of calculations made as of the last day of any fiscal year of such Insurance Subsidiary (or, with respect to any Insurance Subsidiary that is not a U.S. Insurance Subsidiary, such other line, column or page of the Annual Statement as appropriate), or as determined in a consistent manner for any date other than one of which an Annual Statement is prepared.

     1.2 Target and its Subsidiaries. Notwithstanding the fact that after the consummation of the Reorganization Terra Nova UK and its Subsidiaries will not be a Subsidiaries of the

Target, Terra Nova UK and its Subsidiaries shall be deemed to be Subsidiaries of the Target for purposes of this Credit Agreement.

     1.3 Leverage Ratio. Section 6.1 of the Credit Agreement is hereby amended and restated as follows:

                6.1 Leverage Ratio. The Parent will not permit the Leverage Ratio to be greater than, as of any date on or after the Fourth Amendment Date, 0.40 to 1.00; provided, however, that if on any date, the Borrower's senior unsecured debt rating by two Rating Agencies is BBB-/Baa3 (as applicable) or lower, the Leverage Ratio shall not be greater than 0.375 to 1.00 (but if at any time during the 90 days immediately preceding such date, the Borrower's senior unsecured debt rating by two Rating Agencies was BBB/Baa2 (as applicable) or higher, the Leverage Ratio may be greater than 0.375 to 1.00 but not greater than 0.40 to 1.00); provided further, however, that, if after the Fourth Amendment Date the Borrower has never maintained a senior unsecured debt rating by two Rating Agencies of BBB/Baa2 (as applicable) or higher, the Leverage Ratio may be greater than 0.375 to
         1.00 but not greater than 0.40 to 1.00 for a period of not greater than 90 days if the increase in the Leverage Ratio is on account of the incurrence of new Permitted Indebtedness by the Parent or one of its Subsidiaries. Nothing in this Section 6.1 shall be deemed to allow the Leverage Ratio to be greater than 0.40 to 1.00 at any time. If, on any date, any Rating Agency does not provide a senior unsecured debt rating of the Borrower, for purposes of this Section 6.1, its senior unsecured debt rating of the Borrower as of such date shall be the senior unsecured debt rating of Holdings. If, on any date, any Rating Agency does not provide a senior unsecured debt rating of the Borrower or Holdings, its senior unsecured debt rating of the Borrower as of such date shall be deemed to be BBB-/Baa3.

     1.4 Interest Coverage Ratio. Section 6.2 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor: "6.2 [Intentionally Omitted]."

     1.5 Debt Service Reserve and Interest Reserve. Sections 6.3 and 6.4 of the Credit Agreement are hereby amended by deleting the references to "two (2)" therein and replacing such reference with "one and one-half (1.5)".

     1.6 Statutory Capital and Surplus. Section 6.5 of the Credit Agreement is hereby amended and restated as follows:

                6.5 Statutory Capital and Surplus. The Borrower and Holdings will not permit the aggregate Statutory Capital and Surplus of the Insurance Subsidiaries to be less than (i) at any time from and including the Fourth Amendment Date to and including

            December 31, 2001, $509,185,070, and (ii) at any time thereafter, the greater of (A) 75% of the actual aggregate Statutory Capital and Surplus of the Insurance Subsidiaries as of the last day of the immediately preceding fiscal year, or (B) the aggregate Statutory Capital and Surplus required to have been maintained by the Insurance Subsidiaries under this Section 6.5 during the immediately preceding fiscal year.

     1.7    Available Dividend Amount. The following is inserted as a new
Section 7.11 of the Credit Agreement:

                 7.11 Available Dividend Amount. The Borrower and Holdings will not permit, as of any date on or after the Fourth Amendment Date, the aggregate Available Dividend Amount for the U.S. Insurance Subsidiaries (other than each U.S. Insurance Subsidiary that is a Subsidiary of another U.S. Insurance Subsidiary) for the fiscal year in which such date occurs to be less than (i) at any time from and including the Fourth Amendment Date to and including December 31, 2001, $32,487,332, and (ii) at any time thereafter, the greater of
            (A) the product of (x) 10% of the the aggregate Statutory Capital and Surplus of the U.S. Insurance Subsidiaries as of the last day of the immediately preceding fiscal year and (y) 75%, or (2) the aggregate Available Dividend Amount required to have been maintained by the U.S. Insurance Subsidiaries under this Section 7.11 during the immediately preceding fiscal year.

     1.8 Compliance Certificate. Attachment A of Exhibit C-2 (Form of SAP Compliance Certificate) is hereby amended and restated as set forth on Exhibit A hereto.

                                   ARTICLE II

                   AMENDMENTS EFFECTIVE AS OF OCTOBER 1, 2001

     Effective October 1, 2001, the definition of "Applicable Margin Percentage" shall be amended and restated as follows:

                 "Applicable Margin Percentage" shall mean, (a) at any time from and after October 1, 2001, the applicable percentage to be added to the LIBOR Rate pursuant to Section 2.8 for purposes of determining the Adjusted LIBOR Rate, and (b) at any time from and after October 1, 2001 the applicable percentage to be used in calculating the commitment fee payable pursuant to Section 2.9(c), in each case as determined under the following matrix with reference to the Borrower's senior unsecured debt rating, or if the Borrower does not then have a senior unsecured debt rating, Holding's senior unsecured debt rating, by Standard & Poor's,

                  Fitch and Moody's (in each case based upon the higher of the rating of Standard & Poor's and the highest rating of the other two Rating Agencies):

                                                                  Applicable           Applicable Margin
                                Standard & Poor's/ Fitch/           Margin              Percentage for
                                     Moody's Rating             Percentage for            Unutilized
                  Level              --------------               LIBOR Loans           Commitments Fee
                  -----                                           -----------           ---------------
                    I               A-/A-/A3 or above               1.000%                   0.20%

                   II                BBB+/BBB+/Baa1                 1.125%                   0.25%

                   III                BBB/BBB/Baa2                  1.250%                    .30%

                   IV                BBB-/BBB-/Baa3                 1.500%                    .35%

                    V             Below BBB-/BBB-/Baa3              2.500%                    .50%

                  Notwithstanding anything set forth herein to the contrary, if at any time the difference between the senior unsecured debt rating of Standard & Poor's and the highest senior unsecured debt rating of the other two Rating Agencies is more than one rating grade, then for purposes of determining the applicable level set forth above, the applicable rating shall be one rating grade higher than the lower of such two ratings. If the rating system of Standard & Poor's, Fitch or Moody's changes, or if any such Rating Agency ceases to be in the business of rating corporate debt obligations, the Borrower and the Lenders agree to negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or nonavailability of ratings from such Rating Agency.

                  On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Loans and the commitment fee payable pursuant to Section 2.9(c) shall be adjusted effective as of such date in accordance with the above matrix. For purposes of this definition, "Adjustment Date" shall mean the fifth (5/th/) Business Day after the announcement by Standard & Poor's, Fitch or Moody's of any change in its rating with respect to the Borrower's or Holding's (as applicable) senior unsecured debt.

                                  ARTICLE III

                        PREPAYMENT; COMMITMENT REDUCTION

     3.1 Prepayment. On or before March 26, 2001, the Borrower shall effect a optional partial prepayment of the Loans pursuant to Section 2.7(a) of the Credit Agreement in an aggregate amount of not less than $175,000,000.

     3.2 Notice of Commitment Reduction. Pursuant to Section 2.5(c) of the Credit Agreement, the Borrower hereby gives notice that it terminates the Commitments in part in an aggregate amount of $100,000,000, such termination to be effective simultaneously with the prepayment contemplated by Section 3.1 hereof. In the event that the prepayment contemplated by Section 3.1 hereof occurs prior to the date five (5) Business Days after the date hereof, the Agent and the Lenders hereby waive the notice requirement with respect thereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower and Holdings hereby represent and warrant to the Agent and the Lenders as follows:

     4.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower and Holdings contained in Sections 4.1 and 4.3 the Credit Agreement is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

     4.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                                   ARTICLE V

                                 ACKNOWLEDGEMENT

     Holdings hereby acknowledges that the Borrower, the Agent and the Lenders have agreed, as provided herein, to amend the Credit Agreement as provided herein. Holdings hereby approves and consents to the transactions contemplated by this Amendment and agrees that its obligations under Article IX of the Credit Agreement and the other Credit Documents to which it is a party shall not be diminished as a result of the execution of this Amendment. This acknowledgement by Holdings is made and delivered to induce the Agent and the Lenders to enter into this Amendment, and Holdings acknowledges that the Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgements contained herein.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     6.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia (without regard to the conflicts of law provisions thereof).

     6.3 Fees; Expenses. The Borrower and Holdings agree to pay (i) to each Lender executing this Amendment, an amendment fee equal to such Lender's pro rata share (based upon on such Lender's Commitment as compared with the aggregate Commitments of the Lenders executing this Amendment) of $200,000, and
(ii) upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

     6.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

     6.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     6.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     6.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                     MARKEL NORTH AMERICA, INC. (formerly known
                                        as Markel Corporation)



                                     By:      _______________________________

                                     Title:   _______________________________


                                     MARKEL CORPORATION
                                     (formerly known as Markel Holdings, Inc.)

                                     By:      _______________________________

                                     Title:   _______________________________


                                     FIRST UNION NATIONAL BANK, as Agent and as a Lender


                                     By:      _______________________________

                                     Title:   _______________________________


                                     BANK ONE, NA

                                     By:      _______________________________

                                     Title:   _______________________________


                                     BARCLAYS BANK PLC

                                     By:      _______________________________

                                     Title:   _______________________________

                                       THE CHASE MANHATTAN BANK

                                       By:      _______________________________

                                       Title:   _______________________________


                                       CREDIT LYONNAIS NEW YORK BRANCH

                                       By:      _______________________________

                                       Title:   _______________________________


                                       SUNTRUST BANK

                                       By:      _______________________________

                                       Title:   _______________________________


                                       FLEET NATIONAL BANK

                                       By:      _______________________________

                                       Title:   _______________________________


                                       THE NORTHERN TRUST COMPANY

                                       By:      _______________________________

                                       Title:   _______________________________